EXHIBIT 10.1




            AMENDED AND RESTATED EXECUTIVE INCOME SECURITY AGREEMENT


          AGREEMENT dated as of __________________, by and between Knight Ridder, a Florida corporation having its principal offices at 50 W. San Fernando Street, San Jose, California, 95113 (the "Company"), and _____________ (the "Executive").

          The Company considers the continued services of key executives of the Company to be in the best interests of the Company and its shareholders.

          The Company desires to assure, and has determined that it is appropriate and in the best interests of the Company and its shareholders to reinforce and encourage, the continued attention and dedication of key executives of the Company to their duties of employment without personal distraction or conflict of interest in circumstances arising from the possibility or occurrence of a change in control of the Company.

          The Compensation Committee of the Board of Directors of the Company (the "Committee") has authorized the Company to enter into agreements with those key executives of the Company who are designated by the Committee, such agreements to set forth the severance compensation which the Company agrees under certain circumstances to pay such executives.

        The Executive is a key executive of the Company and has been designated by the Committee as an executive to be offered such a severance compensation agreement with the Company.

          In consideration of the premises and the covenants and agreements contained herein, and other good and valuable consideration, the Company and the Executive agree as follows:

          1. CHANGE IN CONTROL OF THE COMPANY. For purposes of this Agreement, a "Change in Control of the Company" shall be deemed to have occurred if:

                    (a) individuals who, as of the date of this Agreement, constitute the entire Board of Directors of the Company ("Incumbent Directors") cease for any reason to constitute at least a majority of the Board of Directors of the Company (the "Board"); PROVIDED, HOWEVER, that any individual becoming a director subsequent to the date of this Agreement whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the then Incumbent Directors (other than any such individual whose initial assumption of office is the result of an actual or threatened election contest relating to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Company) shall also be an Incumbent Director;

                    (b) any merger, consolidation or reorganization of the Company (or, if the capital stock of the Company is affected, any Subsidiary (as defined below)) or any sale, lease, or other disposition (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company (each of the foregoing being an "Acquisition Transaction") shall have been effected and (A) the shareholders of the Company immediately prior to such Acquisition Transaction do not immediately after such Acquisition Transaction beneficially own, directly or indirectly, shares representing in the aggregate more than 65% of (I) the then-outstanding common stock of the corporation surviving or resulting from such merger, consolidation or recapitalization or acquisition of such assets of the Company, as the case may be (the "Surviving Corporation") (or of its ultimate parent corporation, if any) and (II) the Combined Voting Power (as defined below) of the then outstanding Voting Securities (as defined below) of the Surviving Corporation (or of its ultimate parent corporation, if any); (B) the Incumbent Directors at the time of the initial approval of such Acquisition Transaction do not immediately after such Acquisition Transaction constitute a majority of the Board of Directors of the Surviving Corporation (or of its


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ultimate parent corporation, if any); or (C) any Person (including any corporation resulting from such Acquisition Transaction and any employee benefit plan (or related trust) of such corporation) beneficially owns, directly or indirectly, 20% or more of either (i) the then-outstanding shares of common stock of the corporation resulting from such Acquisition Transaction or (ii) the Combined Voting Power of all then-outstanding Voting Securities of the Surviving Corporation except to the extent that such ownership existed prior to the Acquisition Transaction; or

                    (c) the shareholders of the Company shall approve any plan or proposal for the liquidation or dissolution of the Company; or

                    (d) any Person (as defined below) shall become the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), directly or indirectly, of securities of the Company representing in the aggregate 20% or more of either
(i) the then outstanding shares of Company Common Stock ("Common Stock"), or
(ii) the Combined Voting Power of all then outstanding Voting Securities of the Company; PROVIDED, HOWEVER, that notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to have occurred for purposes of this clause (d) solely as the result of:

                              (A) an acquisition of securities by the Company which, by reducing the number of shares of Common Stock or other Voting Securities outstanding, increases (I) the proportionate number of shares of Common Stock beneficially owned by any Person to 20% or more of the shares of Common Stock then outstanding or (II) the proportionate voting power represented by the Voting Securities beneficially owned by any Person to 20% or more of the Combined Voting Power of all then outstanding Voting Securities; or

                             (B) an acquisition of securities directly from the Company, except that this subsection (B) shall not apply to:

                                    (I) any conversion or exercise of a security
                           that was not acquired directly from the Company; or

                                    (II) any acquisition of securities if the
                           Incumbent Directors at the time of the initial approval of such acquisition would not immediately after (or otherwise as a result of) such acquisition constitute a majority of the Board;

               PROVIDED, HOWEVER, that if any Person referred to in subsections
               (A) or (B) of this clause (d) shall thereafter become the beneficial owner of any additional shares of Company Common Stock or other Voting Securities of the Company (other than pursuant to a stock split, stock dividend or similar transaction or an acquisition exempt under such subsection (B)), then a Change in Control of the Company shall be deemed to have occurred for purposes of this clause (d).

                    (e) Notwithstanding anything contained in this Agreement to the contrary, if the Executive's employment is terminated prior to a Change in Control of the Company and the Executive reasonably demonstrates that such termination (i) was at the request of a Third Party (as defined below) or (ii) otherwise occurred in connection with or in anticipation of a Change in Control of the Company, then for all purposes of the Agreement, the date of such Change in Control of the Company shall mean the date immediately prior to the date of such termination of the Executive's employment.

                    (f) For purposes of this Agreement:

                              (i) "Person" shall mean any individual, entity (including, without limitation, any corporation, partnership, trust, joint venture, association or governmental body and any successor to any such entity) or group (as defined in Sections 13(d)(3) or 14(d)(2) of the Exchange Act and the rules and regulations thereunder); PROVIDED, HOWEVER, that Person shall not include the Executive, the Company, any of its Subsidiaries, any employee benefit plan (or related trust) of the Company or its Subsidiaries or any entity organized,

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               appointed or established by the Executive, the Company or any of its Subsidiaries for or pursuant to the terms of any such plan, or any of their affiliates;

                            (ii) "Voting Securities" shall mean all securities
               of a corporation having the right under ordinary circumstances to vote in an election of the board of directors of such corporation; and

                            (iii) "Combined Voting Power" shall mean the
               aggregate votes entitled to be cast generally in the election of directors of a corporation by holders of then outstanding Voting Securities of such corporation.

                            (iv) "Third Party" shall mean a third party who has
               indicated an intention, or taken steps reasonably calculated, to effect a Change in Control of the Company.

         2.         TERMINATION FOLLOWING CHANGE IN CONTROL OF THE COMPANY.

                    (a) GENERAL. (If a Change in Control of the Company shall have occurred while the Executive is an employee of the Company, the Executive shall be entitled to the compensation provided in Section 3 hereof upon the subsequent termination of the Executive's employment with the Company at any time during the Term (as defined below) of this Agreement, whether such termination is effected by the Executive or by the Company, unless such termination occurs as a result of (i) the Executive's death, (ii) the Executive's Disability (as defined below), (iii) the termination by the Company of the employment of the Executive for Cause (as defined below), or (iv) the termination by the Executive of his employment other than for Good Reason (as defined below).

                    (b) DISABILITY. For purposes of this Agreement, "Disability" shall mean a physical or mental infirmity which has rendered the Executive unable to substantially perform his or her duties (such term to include performance of the Executive's part-time duties if the Executive is employed on a part-time basis) with the Company for a period of 180 consecutive days, unless within 30 days after the date a Notice of Termination (as defined below) is given by the Company after an absence for such period the Executive shall have returned to the full-time performance of such duties.

                    (c) RETIREMENT. For purposes of this Agreement, "Retirement" shall mean termination, whether by the Company or by the Executive, of the Executive's employment with the Company on or after the Executive's early retirement date or normal retirement date, as the case may be, under the Company's retirement policy then generally applicable to its salaried employees or in accordance with any retirement plan or arrangement with respect to the Executive established by the Company with the Executive's consent.

                    (d) CAUSE. For purposes of this Agreement, the Company shall have "Cause" to terminate the Executive's employment only if the Executive (i) has willfully engaged in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company, (ii) has engaged in fraud, misappropriation, embezzlement or any other act or acts of dishonesty resulting or intended to result directly or indirectly in a substantial gain or personal enrichment to the Executive at the expense of the Company, or (iii) has willfully and continually failed substantially to perform his or her duties with the Company (other than a failure resulting from the Executive's incapacity due to physical or mental illness), which failure has continued for a period of at least 30 days after a written notice of demand for substantial performance has been delivered to the Executive specifying in reasonable detail the manner in which the Executive has failed to substantially perform. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Executive a copy of a resolution (x) duly adopted by three-quarters (3/4) of the entire membership of the Committee, or of the Board, at a meeting called and held for such purpose after reasonable notice to the Executive and an opportunity for the Executive, together with the Executive's counsel, to be heard before the Committee or the Board, as the case may be, and (y) finding that in the good faith opinion of the Committee or the Board, as the case may be, the Executive was guilty of conduct described in the first sentence of this Section 2(d) and specifying the particulars of such conduct in detail. For purposes of this provision, no act or failure to act, on the part of the Executive, shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or

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without reasonable belief that the Executive's action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board, or, for any Executive other than the Chief Executive Officer of the Company, upon the instructions of the Chief Executive Officer of the Company, or based upon the advice of counsel for the Company, shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company.

                    (e) GOOD REASON. For purposes of this Agreement, "Good Reason" shall mean the occurrence after a Change in Control of the Company of any of the following without the Executive's express written consent.

                         (i) The assignment to the Executive by the Company of duties or responsibilities inconsistent in some material respect with the Executive's title, position, duties, responsibilities and status with the Company immediately prior to a Change in Control of the Company, or a change in the Executive's titles or offices with the Company from those held by the Executive immediately prior to a Change in Control of the Company, excluding for these purposes an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive, or any removal of the Executive from or any failure to reelect or reappoint the Executive to any of such positions except in connection with the termination of the Executive's employment as a result of the Executive's death or Disability, by the Company for Cause or by the Executive other than for Good Reason;

                         (ii) Any reduction by the Company in the Executive's base salary as in effect on the date hereof or as such base salary may be increased from time to time during the Term of this Agreement or any failure to pay the Executive any compensation or benefits to which he is entitled within five days of the date due;

                         (iii) Any failure by the Company either to continue in effect any benefit plan or arrangement (including, without limitation, the Company's Employees Stock Purchase Plan, Section 401(k) plan, Retirement Plan for Employees, Retirement Benefit Restoration Plan, or substitute plans adopted by the Company prior to a Change in Control of the Company, group life insurance plan and medical, dental, accident and disability plans) in which the Executive shall be participating at the time of a Change in Control of the Company or to provide other plans or arrangements providing the Executive with substantially similar benefits, or the taking by the Company of any action which would directly or indirectly materially adversely affect the Executive's participation in or materially reduce the Executive's benefits under any such benefit plan or arrangement or deprive the Executive of any material fringe benefit enjoyed by the Executive at the time of a Change in Control of the Company.

                         (iv) Any failure by the Company either to continue in effect any incentive or compensation plan or arrangement (including, without limitation, the Company's Incentive Compensation Plan and Employee Stock Option Plan, or substitute plans adopted by the Company prior to a Change in Control of the Company) in which the Executive shall be participating at the time of a Change in Control of the Company, or to provide other plans or arrangements providing the Executive with substantially similar benefit levels and/or reward opportunities, or the taking by the Company of any action which would directly or indirectly materially adversely affect the Executive's participation (including the level of the Executive's participation relative to other participants and the terms of benefit levels and/or reward opportunities) or materially reduce the Executive's benefits under any such plan or arrangement;

                         (v) Any relocation of the Executive's base of employment to a location more than 20 miles away from the location at which the Executive performed the Executive's duties of employment prior to a Change in Control of the Company, except for required travel by the Executive on business of the Company to an extent substantially consistent with the Executive's business travel obligations at the time of a Change in Control of the Company;

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                         (vi) Any failure by the Company to provide the
          Executive with the number of paid vacation days per year to which the Executive is entitled at the time of a Change in Control of the Company;

                         (vii) Any material breach by the Company of any provision of this Agreement;

                         (viii) Any failure by the Company to obtain from any successor to the Company a satisfactory agreement to assume and perform this Agreement, as contemplated by Section 8(a) hereof;

                         (ix) The insolvency or the filing (by any party, including the Company) of a petition for bankruptcy of the Company, which petition is not dismissed within sixty days; and

                         (x) Any purported termination of the Executive's employment by the Company, other than as a result of the Executive's death, which is not effected pursuant to a Notice of Termination satisfying the requirements of Section 2(f) hereof (and, if applicable, Section 2(d) hereof).

Any event or condition described in subsections (i) through (x) above which occurs prior to a Change in Control of the Company but which the Executive reasonably demonstrates (A) was at the request of a Third Party, or (B) otherwise arose in connection with, or in anticipation of, a Change in Control of the Company, shall constitute Good Reason for purposes of this Agreement, notwithstanding that it occurred prior to the Change in Control of the Company.

                    (f) NOTICE OF TERMINATION. Any purported termination of the Executive's employment with the Company other than as a result of the Executive's death shall be communicated by a Notice of Termination to the Executive, if such termination is by the Company, or to the Company, if such termination is by the Executive. For purposes of this Agreement, "Notice of Termination" shall mean a written notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated. For purposes of this Agreement, no purported termination of the Executive's employment with the Company other than as a result of the Executive's death shall be effective without such a Notice of Termination having been given.

                    (g) DATE OF TERMINATION. For purposes of this Agreement, "Date of Termination" shall mean: (i) if the Executive's employment by the Company is terminated by the Company for Disability, the thirtieth day after the date on which the Notice of Termination is given, provided that the Executive shall not have returned to the full-time performance of the Executive's duties of employment during such 30-day period; (ii) if the Executive's employment by the Company is terminated by the Executive for Good Reason, such date as shall be specified in the Notice of Termination (which date shall not be fewer than 20 nor more than 60 days after the date on which the Notice of Termination is given); or (iii) if the Executive's employment by the Company is terminated for any other reason, the twentieth day after the date on which the Notice of Termination is given.

          3. COMPENSATION UPON TERMINATION AFTER A CHANGE IN CONTROL OF THE COMPANY.

                    (a) If after a Change in Control of the Company the Executive's employment by the Company shall terminate at any time during the Term of this Agreement for any reason other than (a) the Executive's death, (b) the Executive's Disability, (c) the termination by the Company of the Executive's employment for Cause or (d) the termination by the Executive of his employment other than for Good Reason, then not later than the fifth business day following the Date of Termination, the Company shall (subject only to any applicable payroll and other taxes required to be withheld) pay or cause to be paid to the Executive a lump sum cash payment (the "Severance Payment") equal to three times the greater of (i) the sum of the salary and cash bonus payable to the Executive for the last full calendar year preceding the Severance Payment or
(ii) the sum of the Executive's annualized salary and maximum cash bonus the Executive could have earned for the then current calendar year.

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                    (b) THREE YEARS OF LIFE INSURANCE AND HEALTH PLAN COVERAGE.
The coverage described in this subsection (b) shall be provided for a "Continuation Period" beginning on the Date of Termination and ending on the earlier of (1) the third anniversary of the Date of Termination or (2) the date of the Executive's death. During the Continuation Period, the Executive (and, where applicable, the Executive's dependents) shall be entitled to continue participation in the group term life insurance plan and in the health care plan for Executives maintained by the Company as if the Executive were still an Executive of the Company. The coverage provided under this subsection (b) shall run concurrently with and shall be offset against any continuation coverage under Part 6 of Title I of the Employee Retirement Income Security Act of 1974, as amended. Where applicable, the Executive's compensation for purposes of such plans shall be deemed to be equal to the Executive's compensation (as defined in such plans) in effect on the Date of Termination. To the extent that the Company finds it undesirable to cover the Executive under the group life insurance and health plans of the Company, the Company shall provide the Executive (at its own expense) with the same level of coverage under individual policies.

                    (c) ACCELERATED VESTING. All stock and stock options issued or granted to the Executive shall vest according to the provisions of the Knight-Ridder, Inc. Employee Stock Option Plan.

          4.        ADDITIONAL PAYMENTS.

                    (a) In the event that any payment or benefit (within the meaning of Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended (the "Code")), to the Executive or for his or her benefit paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise in connection with, or arising out of, his or her employment (a "Payment" or "Payments"), would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive will be entitled to receive from the Company an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties, other than interest and penalties imposed by reason of the Executive's failure to file timely a tax return or pay taxes shown due on his or her return), imposed with respect to such Gross-Up Payment, including any Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

                    (b) An initial determination as to whether a Gross-Up Payment is required pursuant to this Agreement and the amount of such Gross-Up Payment shall be made at the Company's expense by an accounting firm selected by the Company and reasonably acceptable to the Executive which is designated as one of the five largest accounting firms in the United States (the "Accounting Firm"). The Accounting Firm shall provide its determination (the "Determination"), together with detailed supporting calculations and documentation, to the Company and the Executive within five days of the Date of Termination if applicable, or such other time as requested by the Company or by the Executive (provided the Executive reasonably believes that any of the Payments may be subject to the Excise Tax) and if the Accounting Firm determines that no Excise Tax is payable by the Executive with respect to a Payment or Payments, it shall furnish the Executive with an opinion reasonably acceptable to the Executive that no Excise Tax will be imposed with respect to any such Payment or Payments. Within ten days of the delivery of the Determination to the Executive, the Executive shall have the right to dispute the Determination (the "Dispute"). The Gross-Up Payment, if any, as determined pursuant to this Section 4(b) shall be paid by the Company to the Executive within five days of the receipt of the Determination. The existence of the Dispute shall not in any way affect the Executive's right to receive the Gross-Up Payment in accordance with the Determination. If there is no Dispute, the Determination shall be binding, final and conclusive upon the Company and the Executive subject to the application of Section 4(c) below.

                    (c) As a result of the uncertainty in the application of Sections 4999 and 280G of the Code, it is possible that a Gross-Up Payment (or a portion thereof) will be paid which should not have been paid (an "Excess Payment") or a Gross-Up Payment (or a portion thereof) which should have been paid will not have been paid (an "Underpayment"). An Underpayment shall be deemed to have occurred (i) upon notice (formal or informal) to the Executive from any governmental taxing authority that the Executive's tax liability (whether in respect of the Executive's current taxable year or in respect of any prior taxable year) may be increased by reason of the imposition of the Excise

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Tax on a Payment or Payments with respect to which the Company has failed to make a sufficient Gross-Up Payment, (ii) upon a determination by a court, (iii) by reason of determination by the Company (which shall include the position taken by the Company, together with its consolidated group, on its federal income tax return) or (iv) upon the resolution of the Dispute to the Executive's satisfaction. If an Underpayment occurs, the Executive shall promptly notify the Company and the Company shall promptly, but in any event, at least five days prior to the date on which the applicable government taxing authority has requested payment, pay to the Executive an additional Gross-Up Payment equal to the amount of the Underpayment plus any interest and penalties (other than interest and penalties imposed by reason of the Executive's failure to file timely a tax return or pay taxes shown due on the Executive's return) imposed on the Underpayment. An Excess Payment shall be deemed to have occurred upon a Final Determination (as hereinafter defined) that the Excise Tax shall not be imposed upon a Payment or Payments (or portion thereof) with respect to which the Executive had previously received a Gross-Up Payment. A Final Determination shall be deemed to have occurred when the Executive has received from the applicable government taxing authority a refund of taxes or other reduction in the Executive's tax liability by reason of the Excise Payment and upon either
(x) the date a determination is made by, or an agreement is entered into with, the applicable governmental taxing authority which finally and conclusively binds the Executive and such taxing authority, or in the event that a claim is brought before a court of competent jurisdiction, the date upon which a final determination has been made by such court and either all appeals have been taken and finally resolved or the time for all appeals has expired or (y) the statute of limitations with respect to the Executive's applicable tax return has expired. If an Excess Payment is determined to have been made, the amount of the Excess Payment shall be treated as a loan by the Company to the Executive and the Executive shall pay to the Company on demand (but not less than 10 days after the determination of such Excess Payment and written notice has been delivered to the Executive) the amount of the Excess Payment plus interest at an annual rate equal to the Applicable Federal Rate provided for in Section 1274(d) of the Code from the date the Gross-Up Payment (to which the Excess Payment relates) was paid to the Executive until the date of repayment to the Company.

                    (d) Notwithstanding anything contained in this Agreement to the contrary, in the event that, according to the Determination, an Excise Tax will be imposed on any Payment or Payments, the Company shall pay to the applicable government taxing authorities as Excise Tax withholding, the amount of the Excise Tax that the Company has actually withheld from the Payment or Payments.

          5.   NO MITIGATION; OBLIGATIONS ABSOLUTE; NO EFFECT ON OTHER RIGHTS

                    (a) The Executive shall not be required to mitigate the amount of any payment provided for in Section 3 hereof by seeking other employment or otherwise; nor shall the amount of any payment or benefits provided for in Section 3 hereof be reduced by any compensation or benefits earned by the Executive as the result of employment by another employer, or by retirement benefits, after the effective date of termination of the Executive's employment with the Company or otherwise.

                    (b) The obligations of the Company to make the payments to the Executive, and to make the arrangements provided for herein shall be absolute and unconditional and shall not be reduced by any circumstances, including without limitation any setoff, counterclaim, recoupment, defense or other right which the Company may have against the Executive or any third party at any time.

                    (c) The provisions of this Agreement, and any payment provided for herein, shall not supersede or in any way limit the rights, benefits, duties or obligations which the Executive may now or in the future have under any benefit, incentive or other plan or arrangement of the Company or any other agreement with the Company. Without limiting the generality of the foregoing, the Executive's resignation under this Agreement with or without Good Reason, shall in no way affect the Executive's ability to terminate employment by reason of the Executive's Retirement or to be eligible to receive benefits under any retirement or pension plan of the Company and its affiliates, including without limitation the Company's Investment Savings Plan, the Company's Retirement Plan for Employees, the Company's Retirement Benefit Restoration Plan or substitute plans adopted by the Company or its successors, and any termination which otherwise qualifies as Good Reason shall be treated as such even if it is also a Retirement.

                    (d) Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect.

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          6.        NOT AN EMPLOYMENT AGREEMENT. This Agreement is not, and
nothing herein shall be deemed to create, a contract of employment between the Executive and the Company. The Company may terminate the employment of the Executive by the Company at any time, subject to the terms of any employment agreement between the Company and the Executive that may then be in effect.

          7. TERM OF AGREEMENT. The term of this Agreement (the "Term") shall commence on the date hereof and shall continue through the third following December 31st; PROVIDED, HOWEVER, that commencing on the first December 31st after the date hereof, and on each anniversary of such first December 31st (such date and each anniversary thereof shall be hereinafter referred to as the "Renewal Date"), unless previously terminated, the Agreement shall be automatically extended so as to terminate three years from such Renewal Date, unless at 60 days prior to the Renewal Date the Company shall give Notice to the Executive that the Term will not be extended. Notwithstanding any such notice not to extend the Term, if a Change in Control of the Company shall have occurred during the original or extended Term of this Agreement, this Agreement shall continue in effect for a period of not less than 36 months beyond the date of such Change in Control of the Company.

          8.        SUCCESSORS; BINDING AGREEMENT; ASSIGNMENT

                    (a) This Agreement shall be binding upon and shall inure to the benefit of the Company, its successors and assigns. Neither this Agreement nor any right or interest hereunder shall be assignable or transferable by the Company other than to a successor. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, by agreement in form and substance reasonably satisfactory to the Executive, expressly, absolutely and unconditionally to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean (i) the Company as hereinbefore defined, and (ii) any successor to all or substantially all of the Company's business or assets which executes and delivers an agreement provided for in this Section 8(a) or which otherwise become bound by all the terms and provisions of this Agreement by operation of law.

                    (b) This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amount would be payable to the Executive hereunder if the Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee or other designee or, if there be no such designee, to the Executive's estate. Neither this Agreement nor any right or interest arising hereunder may be assigned or transferred by the Executive or his or her heirs, beneficiaries or legal representatives. In the event of the Executive's death or a judicial determination of his or her incompetence, reference in this Agreement to the Executive shall be deemed, where appropriate, to refer to the Executive's executor, heirs or other legal representative.

          9. NOTICES. For purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed to (i) the respective addresses set forth in this Agreement, provided that all notices to the Company shall be directed to the attention of the Committee with a copy directed to the Secretary of the Company, or (ii) such other address for a party as such party may have furnished to the other in writing in accordance with this Section 9; except that notices of change of address shall be effective only upon receipt.

          10. CONFIDENTIALITY. The Executive shall retain in confidence any and all confidential information concerning the Company or any of its Subsidiaries and their respective businesses which is now or hereafter becomes known to the Executive, except information (i) ascertainable or obtained from public information, (ii) received by the Executive at any time after the Executive's employment by the Company shall have terminated from a third party not employed by or otherwise affiliated with the Company or under an obligation to the Company to maintain the confidentiality of that information, or (iii) which is or becomes known to the public by any means other than a breach of this
Section 10.

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         11.        SUBSIDIARY. For purposes of this Agreement, "Subsidiary"
shall mean any corporation, partnership or other entity, at least 50% of the outstanding voting power for the election of directors or other management is then owned, directly or indirectly, by the Company or another Subsidiary of the Company.

         12. MODIFICATION; WAIVER OR DISCHARGE. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in a writing signed by the Executive and the Company. No waiver by either party at any time of any breach by the other party of, or of compliance by the other party with, any condition or provision of this Agreement to be performed or complied with by such other party shall be deemed a waiver of any similar or dissimilar provision or condition of this Agreement or any other breach of or failure to comply with the same condition or provision at the same time or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.

         13. GOVERNING LAW. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Florida without giving effect to its conflict of laws rules.

         14. HEADINGS OF NO EFFECT. The Section headings contained in this Agreement are included solely for convenience of reference and shall not in any way affect the meaning or interpretation of any of the provisions of this Agreement.

         15. FEES AND EXPENSES. The Company shall pay all legal fees and related expenses (including the costs of experts, evidence and counsel) incurred by the Executive as they become due as a result of (i) termination of the Executive's employment after a Change in Control of the Company (including all such fees and expenses, if any, incurred in contesting or disputing any such termination of employment), (ii) the Executive seeking to obtain or enforce any right or benefit provided by (x) this Agreement (including, but not limited to, any such fees and expenses incurred in connection with the dispute) or (y) any other plan or arrangement maintained by the Company under which the Executive is or may be entitled to receive benefits, and (iii) the Executive's hearing before the Board as contemplated by the definition of Cause.

         16.        DISPUTE CONCERNING TERMINATION.

                    (a) If within 20 days after any Notice of Termination is given or, if later, prior to the Date of Termination (as determined without regard to this Section 16(a)), the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally resolved, either by mutual written agreement of the parties or by a final judgment, order or decree of a court of competent jurisdiction (which is not appealable or with respect to which the time of appeal therefrom has expired and no appeal has been perfected); PROVIDED that the Date of Termination shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence.

                    (b) In the event of any dispute between the Company and the Executive with respect to the subject matter of this Agreement and the enforcement of rights hereunder, the Executive may, in his or her sole discretion by notice to the Company, require such dispute or difference to be submitted to arbitration. The arbitrator or arbitrators shall be selected by agreement of the parties or, if they cannot agree on an arbitrator or arbitrators within 30 days after the Executive has notified the Company of the submission of the question for settlement by arbitration, then the arbitrator or arbitrators shall be selected by the American Arbitration Association (the "AAA") in San Jose, California, upon the application of the Executive. The determination reached in such arbitration shall be final and binding on both parties without any right of appeal or further dispute. Execution of the determination by such arbitrator may be sought in any court of competent jurisdiction. The arbitrators shall not be bound by judicial formalities and may abstain from following the strict rules of evidence and shall interpret this Agreement as an honorable engagement and not merely as a legal obligation. Unless otherwise agreed by the parties, any such arbitration shall take place in San Jose, California, and shall be conducted in accordance with the Rules of AAA. The Company shall pay all costs of the arbitration.

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                    (c) If a purported termination occurs following a Change in
Control of the Company and during the Term of this Agreement, and such termination is disputed in accordance with Section 16(a) , the Company shall continue to pay the Executive the full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, salary) and continue the Executive as a participant in all compensation, benefit and insurance plans in which the Executive was participating when the notice giving rise to the dispute was given, until the dispute is finally resolved in accordance with Section 16(a). Amounts paid under this Section 16(c) are in addition to all other amounts due under this Agreement and shall not be offset against or reduce any other amounts due under this Agreement.

          17. SEVERABILITY. If any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected thereby. To the extent permitted by applicable law, each party hereto waives any provision of law which renders any provision of this Agreement invalid, illegal or unenforceable in any respect.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                       KNIGHT-RIDDER, INC.



                                       By:
                                           -------------------------------------




                                           -------------------------------------



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